                                                                     EXHIBIT 4.3


                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                                NTL INCORPORATED

                                       and

                     W.R. Huff Asset Management Co., L.L.C.

                                   dated as of

                               September 26, 2003

         REGISTRATION RIGHTS AGREEMENT, dated as of September 26, 2003, by and among NTL Incorporated, a Delaware corporation (the "Company"), and W.R. Huff Asset Management Co., L.L.C., a Delaware limited liability company ("Huff") on behalf of each of the managed accounts (the "Accounts") holding shares of the Company's Common Stock upon exercise of Rights (each, a "Holder"). Capitalized terms are used as defined in Section 1 below.

                                    RECITALS

         WHEREAS, the Company intends to effect a rights offering, pursuant to which it will distribute rights ("Rights") to purchase shares of its Common Stock to its stockholders (the "Rights Offering");

         WHEREAS, in connection with the Rights Offering, Huff has agreed to enter into a Participating Purchaser Agreement dated as of the date hereof between Huff and the Company (the "Participating Purchaser Agreement"), pursuant to which Huff, on behalf of the Holders, has agreed, subject to certain conditions, to exercise certain rights issued to the Accounts in the Rights Offering and acquire, on behalf of the Holders, shares of the Company's Common Stock;

         WHEREAS, it is a condition precedent to the obligations of the Company's underwriters in the Rights Offering that the Company enter into the Participating Purchaser Agreement;

         WHEREAS, as of the date hereof there are restrictions on the ability of the Holders to sell such shares of Common Stock without registration thereof under the Securities Act; and

         WHEREAS, it is a condition to the execution and delivery of the Participating Purchaser Agreement by Huff, on behalf of the Holders, that the Company enter into this Agreement on the date hereof;

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties agree as follows:

        Section 1.        Definitions.

                  (a) The following terms have the following respective meanings:

         "Commencement Date" means the business day after the date which is no later than 90 days after the Closing Date (as such term is defined in the Underwriting Agreement dated as of the date hereof entered into by the Company in connection with the Rights Offering) or if the Closing Date does not occur, no later than 90 days after the Determination Time (as such term is defined in such Underwriting Agreement).

         "Commission" means the Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.


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

         "Commitment Securities" means the shares of Common Stock issued to the Holders pursuant to the exercise of subscription privileges under the Rights as provided by the terms of the Participating Purchase Agreement.

         "Common Stock" means the common stock, $.01 par value, of the Company.

         "Effectiveness Period" has the meaning set forth in Section 2(b).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar United States federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar United States federal statute.

         "Holder" means an Account which is a holder of Registrable Securities who is listed on Exhibit 1, and such Holder's successors and permitted assigns.

         "Indemnitees" has the meaning set forth in Section 4(a).

         "Losses" has the meaning set forth in Section 4(a).

         "Other Registration Rights Agreements" has the meaning set forth in
Section 9.

         "Participating Purchaser Agreement" has the meaning set forth in the second recital.

         "Person" or "person" means a corporation, an association, a partnership, a limited liability company, joint venture, association, an organization, a business, a trust, an individual, or any other entity or organization, including a government or political subdivision or an instrumentality or agency thereof.

         "Registrable Securities" means any of the Commitment Securities (together with any Common Stock issued with respect thereto by way of stock dividend or stock split or similar event) held by the Holder until, in the case of any such security, (A) the earliest to occur of (i) its sale or transfer under an effective registration statement under the Securities Act; (ii) the date on which at any time it is eligible for sale or transfer by the Holder without restriction under Rule 144(k) or any successor provision and new certificates not bearing a legend restricting further transfer shall have been delivered by the Company; or (iii) its sale or transfer pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act; or (B) the date that such security shall have been otherwise sold or transferred and new certificates not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent sale or transfer shall not require their registration under the Securities Act.

         "Registration Expenses" means all expenses incident to the registration of the Registrable Securities pursuant to Section 2, including without limitation all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel to the Holder in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants and the reasonable fees and expenses of one counsel to the Holders and the parties to the Other Registration Rights Agreement (subject to a cap of $25,000).

         "Rights" has the meaning set forth in the first recital.

         "Rights Offering" has the meaning set forth in the first recital.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar United States federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar United States federal statute.

         "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to any sale of Registrable Securities.

         "Shelf Registration Statement" has the meaning set forth in Section
2(a).

         (b) Interpretation. All Section references refer to Sections of this Agreement unless otherwise expressly provided, and "including" means "including without limitation."

        Section 2.         Registration Rights.

                  (a) Shelf Registration. No later than 30 days prior to the Commencement Date, the Company will use its reasonable best efforts to file with the Commission a registration statement (the "Shelf Registration Statement") relating to the offer and sale of all Registrable Securities held by the Holders to the public, from time to time, on a delayed or continuous basis. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. The Company may satisfy its obligations under this Section 2(a) by filing a single Shelf Registration Statement for all selling stockholders or by amending any shelf registration statement for other selling stockholders which may then be in effect to include the Registrable Securities of the Holders and such shelf registration statement shall be a "Shelf Registration Statement" hereunder, but only if (if necessary) the Company files a subsequent shelf registration statement in order to provide the same Effectiveness Period as would otherwise apply had the Company filed a new Shelf Registration Statement.

                  (b) Effectiveness; Suspension Rights. The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and not to suspend use of the prospectus included therein in order to permit the prospectus included therein to be usable by the Holders until the earlier of: (1) the date all shares requested to be included therein are no longer Registrable Securities; (2) the date all Holders have disposed of all Registrable Securities included therein; or (3) two years from the date on which such Shelf Registration Statement was declared effective subject to extension as provided below in this Section 2(b) (such period ending on such date, the "Effectiveness Period"); provided, that the


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
Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in each Holder of the Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law or permitted hereunder, and provided, further, that the foregoing shall not apply to actions if the Company determines, in its reasonable judgment, by resolution of its Board of Directors, that the filing of such Shelf Registration Statement or the maintenance of effectiveness of such Shelf Registration Statement or prospectus included therein would materially interfere with any material financing (including without limitation any equity financing), merger, corporate reorganization or other material transaction involving the Company or any subsidiary, or would require premature disclosure thereof, and the Company gives Huff, on behalf of the Holders written notice of such determination, containing a general statement of the reasons for such postponement or suspension and an estimate of the anticipated suspension period; provided, however, that the failure to keep the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities for such reasons shall last no longer than 120 days in the aggregate in any 12-month period. If the Company suspends the Holders' rights to make sales pursuant hereto, the Effectiveness Period shall be extended by the same number of days as such suspension.

                  (c) Expenses. The Company shall pay all Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 2. All Selling Expenses incurred in connection with the sale of Registrable Securities by a Holder, shall be borne by such Holder. Each Holder shall pay the expenses of its own counsel. Notwithstanding the foregoing, the provisions of this Section 2(c) shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state or the securities laws of any other jurisdiction in the United States and its territories in which the offering is made.

                  (d) Reimbursement. In addition to, but not in duplication of, the foregoing, each Holder shall be entitled to reimbursement from the Company for any Losses actually incurred in the event, and only to the extent, that such Holder suffers such Losses as a result of such Holder's inability to make delivery of sold securities due to the Company's breach of its commitment to provide timely notice as required by clauses (iii),(iv) and (v) of Section 3(f).

                  (e) Existing Agreement. Notwithstanding anything to the contrary herein, the Company can delay its obligation to file the Shelf Registration Statement or suspend its effectiveness if and to the extent such action is required by the Company to comply with its obligations under Section
3.08 of the Equity Registration Statement by and among the Company and the Stockholders listed on the Signature Pages thereto dated as of January 10, 2003, in order for the Company to comply with its obligations thereunder.

         Section 3. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 the Company will:

                  (a) prepare and file with the Commission as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its reasonable best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall furnish such documents to Huff, on behalf of each Holder, and counsel to Huff, which documents will be subject to the prompt review and comments of Huff and its respective counsel; and provided, further, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

                  (b) notify Huff, on behalf of the Holders, of the Commission's requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities in accordance with the intended method of distribution thereof;

                  (c) furnish, without charge, to Huff, on behalf of the Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as Huff, on behalf of the Holders may reasonably request; (d) use its reasonable best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as Huff, on behalf of the Holders may reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities to be sold by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection
(c), (x) be obligated to be so qualified or to consent to general service of process in any such jurisdiction or (y) be subject to additional taxes (other than de minimus amounts);

                  (e) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to Huff to consummate the disposition of such Registrable Securities;



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

                  (f) promptly notify Huff, on behalf of the Holders (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of Huff, on behalf of the Holders promptly prepare and furnish to Huff, on behalf of the Holders, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (g) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange;

                  (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to Huff, on behalf of each Holder a copy of any amendment or supplement to such registration statement or prospectus;

                  (i) deliver promptly to Huff, on behalf of the Holders, copies of all correspondence between the Commission and the Company with respect to such registration statement;

                  (j) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement; and

                  (k) provide a transfer agent, registrar and CUSIP number for the Registrable Securities covered by a registration statement no later than the effective date thereof.

         The Company may require Huff, on behalf of each Holder to furnish the Company such information regarding each such Holder and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing and the Company shall not be obligated to effect the registration of any Registrable Securities of the Holder unless such information regarding such Holder is provided to the Company.

         Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (f)(iii) or (v) of this Section 3, such Holder will, to the extent appropriate, discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of paragraph (f)(v) of this Section 3, its receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (f)(v) of this Section 3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If there is any discontinuance or suspension under this paragraph, the Company will extend the Effectiveness Period by the period of such discontinuance or suspension.

         Section 4.        Indemnification; Contribution.

                  (a) Indemnification by the Company. The Company agrees that in the event of any registration of any Registrable Securities of the Holders under the Securities Act pursuant to this Agreement, the Company shall, and hereby does, indemnify and hold harmless Huff, each Holder, and its directors, officers, partners, agents and affiliates and each other person, if any, who controls Huff or the Holder within the meaning of the Securities Act or the Exchange Act (collectively, the "Indemnitees"), against any losses, claims, damages, costs and reasonable expenses (including without limitation reasonable attorney's fees) or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) ("Losses"), to which such Indemnitee may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse such Indemnitee for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, that the Company shall not be liable in any such case to an Indemnitee to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Indemnitee specifically stating that such information is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of any Indemnitee and shall survive the transfer of such securities by such seller.


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

                  (b) Indemnification by the Holders. Each Holder, if any such persons include any Registrable Securities in a Shelf Registration Statement hereunder (severally as to itself only and not jointly with any other Holder), agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 4) the Company, and its directors, officers, partners, agents and affiliates and each other person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 4(b) shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Holder.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 4, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this
Section 4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 4. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, however, that the indemnifying party shall be obligated to pay for only one counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Contribution. If the indemnification provided for in this Section 4 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any Loss, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute (with respect to any Holder, severally as to itself only and not jointly with any other Holder or the Company) to the aggregate Losses
(i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such Loss, with respect to the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 4(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this
Section 4(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such party from the sale of the Registrable Securities in the offering to which the Losses of the indemnified parties relate.

                  (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this
Section 4 (with appropriate modifications) shall be given by the Company and each Holder with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 4 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by any such party.

                  (f) Indemnification Payments. The indemnification and contribution required by this Section 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills with reasonably sufficient detail thereof are received or a Loss is incurred.

         Section 5. Unlegended Certificates. In connection with the offering of any Registrable Securities registered pursuant to Section 2, the Company shall (i) facilitate the timely preparation and delivery to Huff, on behalf of each of the Holders participating in such offering, of unlegended certificates representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by Huff and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

         Section 6. Rule 144. The Company shall take all actions reasonably necessary to enable each Holder to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, or (b) any similar rule or regulation hereafter adopted by the Commission including without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of a Holder, the Company will promptly deliver to such Holder a written statement as to whether it has complied with such requirements.

         Section 7. Amendments and Waivers. This Agreement may be amended, waived, modified or supplemented only by written agreement of the Company and Huff, on behalf of the Holders.

         Section 8. Termination. The Agreement shall terminate upon the sixth anniversary of the Commencement Date; provided, that the indemnification and contribution obligations set forth in Section 4 shall survive such termination. In the event that the Participating Purchaser Agreement is terminated prior to the exercise of any Rights thereunder, this Agreement shall automatically without any action on the part of either party hereto, be terminated.

         Section 9. Other Agreements. Concurrently herewith, the Company is entering into registration rights agreements with certain other stockholders of the Company in connection with the Rights Offering on a substantially similar basis as Huff, on behalf of the Holders, and in connection therewith, is entering into registration rights agreements on terms substantially similar to the terms hereof, (the "Other Registration Rights Agreements"). The Company agrees that it will not amend the Other Registration Rights Agreements unless a substantially similar amendment is made to this Agreement with the prior written consent of Huff, on behalf of the Holders.

         Section 10. Notice. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when delivered to the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

         (a)      If to Huff or any Holder:

                  W.R. Huff Asset Management Co., L.L.C.
                  1776 On the Green



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

                  67 Park Place
                  Morristown, New Jersey 07960
                  Attn:  Joseph Thornton

         (b)      If to the Company:

                  NTL Incorporated
                  110 East 59th Street, 26th Floor
                  New York, New York  10022
                  Attention:  Chief Financial Officer

                  With a copy to:

                  NTL Incorporated
                  Bartley Wood Business Park
                  Bartley Way, Hook
                  Hampshire R627 9UP
                  Attention:  General Counsel

                  and

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York  10004-1980
                  Attention:  Bryan Hall / Jeffrey Bagner

         Section 11. Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. A Holder may, at its election, at any time or from time to time, assign its rights under this Agreement, to any purchaser of Registrable Securities held by the Holder and who has agreed to be bound by the obligation hereunder. A Holder must give the Company written notice of any such assignment promptly thereafter. There are no third party beneficiaries to this Agreement except as provided in
Section 4 or this Section 11. The Company may not assign its rights under this Agreement except with the consent of Huff on behalf of the Holders, or except to a corporation surviving a merger or consolidation with the Company.

         Section 12. Remedies. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         Section 13. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not control or otherwise affect the meaning hereof.

         Section  14.      Governing Law; Jurisdiction.

                  (a) This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the State of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 10 shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         Section 16. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

        Section 17. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 18. Entire Agreement; Effectiveness. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                 NTL INCORPORATED

                                 By: /s/ Scott E. Schubert
                                    -------------------------------------------
                                    Name: Scott E. Schubert
                                    Title: Chief Financial Officer




                                  W.R. HUFF ASSET MANAGEMENT CO., LLC

                                  By: /s/ Edwin M. Banks
                                    -------------------------------------------
                                    Name:  Edwin M. Banks
                                    Title: Portfolio Manager


                                      -14-